UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2015

CYALUME TECHNOLOGIES HOLDINGS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-52247	20-3200738
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

910 SE 17th Street, Suite 300	33316
Fort Lauderdale, Florida	(Zip Code)
(Address of Principal Executive Offices)

(954) 315-4939

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

The disclosure set forth under Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of February 1, 2015, Cyalume Technologies Holdings, Inc. (the “Company”), Cyalume Technologies, Inc., a wholly-owned subsidiary of the Company (“CTI”), and Zivi Nedivi entered into an employment agreement (the “Employment Agreement”), pursuant to which Mr. Nedivi will continue to serve as the Company’s Chief Executive Officer. Mr. Nedivi had previously served in such capacity as an employee of East Shore Ventures, LLC (“East Shore”), pursuant to a Services Agreement, dated as of April 2, 2012, among the Company, CTI and East Shore (as subsequently amended, the “Services Agreement”), which Services Agreement was terminated effective as of February 1, 2015. The material terms of the Employment Agreement are substantially the same as those of the Services Agreement, other than changes to reflect the change from an independent contractor relationship to an employment relationship.

The Employment Agreement has an initial term of three years and continues thereafter for successive one-year periods unless and until terminated by either party upon 60 days’ written notice prior to the agreement’s anniversary/expiration date, or until otherwise terminated by either party. Mr. Nedivi will receive an annual base salary of $450,000 for the term of the Employment Agreement, subject to annual adjustments at the sole discretion of CTI’s board of directors. Mr. Nedivi is also eligible to receive an annual bonus based on certain predetermined yearly performance targets (“Annual Performance Targets”). If CTI’s performance meets, but does not exceed, the Annual Performance Targets for a given fiscal year, the amount of the bonus for such fiscal year shall equal 140% of the annualized rate of Mr. Nedivi base salary in effect as of the end of such fiscal year. If CTI’s performance exceeds the Annualized Performance Targets for a given fiscal year, the amount of the bonus for such fiscal year shall equal 140% of the annualized rate of Mr. Nedivi base salary in effect as of the end of such fiscal year, plus an additional 1% of such annualized rate for each 1% by which CTI’s performance exceeds the Annualized Performance Targets for such fiscal year. If CTI’s performance fails to meet the Annualized Performance Targets for a given fiscal year, the amount of the bonus for such fiscal year shall equal 140% of the annualized rate of Mr. Nedivi base salary in effect as of the end of such fiscal year, less 2% of such annualized rate for each 1% by which CTI’s performance failed to meet the Annualized Performance Targets for such fiscal year, provided, however, that Mr. Nedivi shall not be eligible for any bonus for a given fiscal year in which CTI’s performance was less than or equal to 70% of the Annualized Performance Targets for such fiscal year.

Mr. Nedivi was granted an option (the “Option”), previously approved by the Company’s board of directors (the “Board”), to purchase 5,015,891 shares of the Company’s common stock, subject to the approval by the stockholders of the Company of the Company’s 2014 Equity Incentive Plan. The Option is subject to vesting over four years from the date of grant, in four equal annual installments commencing on the first anniversary of the date of grant with the final installment occurring on the fourth anniversary of the date of grant, provided that no portion of Option shall vest unless and until (i) the Company’s senior debt and junior debt have both been re-financed such that the total cost of new money shall not exceed 25% per annum including cash and PIK interest and the cost of warrants (unless subsequently increased by the Board) or (ii) the Company is sold for purchase price of at least $35 million of enterprise value (in which case the Option would vest in full). Pursuant to the Employment Agreement, if Mr. Nedivi exercises the Option, Mr. Nedivi will be entitled to receive a cash payment equal to the Tax Payment (as defined in the Employment Agreement), in an amount equal to, in general, the excess of the income taxes that Mr. Nedivi would pay as a result of exercising the Option over the amount of taxes that would be payable by Mr. Nedivi as a result of exercising the Option if Mr. Nedivi were to receive capital gains tax treatment. In connection with the grant of the Option, the option previously granted to East Shore in connection with the Services Agreement to purchase up to 1,036,104 shares of the Company’s common stock was canceled by mutual agreement of the Company and East Shore.

In the event Mr. Nedivi’s employment under the Employment Agreement is terminated by CTI without “Cause” or by non-renewal, or by Mr. Nedivi for “Good Reason” (each as defined in the Employment Agreement), in addition to the amounts accrued to him, Mr. Nedivi would be entitled to receive continued payment of his base salary then in effect for a six-month period, subject to Mr. Nedivi signing a release of claims in favor of the Company and its affiliates.

During the term of the Employment Agreement and for a period of two years thereafter, Mr. Nedivi is subject to non-solicitation and non-competition provisions. Mr. Nedivi is also subject to confidentiality provisions both during and after his employment with CTI.

Pursuant to the Employment Agreement, subject to limitations imposed by law, the Company and CTI shall indemnify and hold harmless Mr. Nedivi to the fullest extent permitted by law from and against any and all claims, damages, expenses (including attorneys’ fees), judgments, penalties, fines, settlements, and all other liabilities incurred or paid by him in connection with the investigation, defense, prosecution, settlement or appeal of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and to which Mr. Nedivi was or is a party or is threatened to be made a party by reason of the fact that Mr. Nedivi is or was an officer, employee or agent of a member of the Company or any Company subsidiary, or by reason of anything done or not done by Mr. Nedivi in any such capacity or capacities, provided that Mr. Nedivi acted in good faith, in a manner that was not grossly negligent or constituted willful misconduct and in a manner it or he reasonably believed to be in or not opposed to the best interests of the Company or any Company subsidiary, and, with respect to any criminal action or proceeding, had no reasonable cause to believe it or his conduct was unlawful.

The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached hereto as Exhibits 10. and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

10.1	Employment Agreement between Cyalume Technologies, Inc., Cyalume Technologies Holdings, Inc. and Zivi Nedivi, dated as of February 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

CYALUME TECHNOLOGIES HOLDINGS, INC.

By	/s/ Michael Bielonko
Name:	Michael Bielonko
Title:	Chief Financial Officer

Date: February 3, 2015

Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement between Cyalume Technologies, Inc., Cyalume Technologies Holdings, Inc. and Zivi Nedivi, dated as of February 1, 2015.

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